PRESS RELEASE

March 14, 2024

Century Casinos, Inc. Announces Fourth Quarter and Full Year 2023 Results

2024 To Continue Company’s Transition as Acquisition Integration Proceeds and Construction Projects Near Completion

Colorado Springs, Colorado  – March 14, 2024 – Century Casinos, Inc. (the “Company”, “we”, “us”, or “our”)  (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months and year ended December 31, 2023.

Fourth Quarter 2023 Highlights*

Compared to the three months ended December 31, 2022:

•	Net operating revenue was $143.8 million, an increase of 39%.
•	Earnings from operations were $12.6 million, a decrease of (9%).
•	Net loss attributable to Century Casinos, Inc. shareholders was ($10.8) million, a change of (168%), and basic loss per share was ($0.36).
•	Adjusted EBITDAR** was $25.4 million, an increase of 17%.

2023 Highlights*

Compared to the year ended December 31, 2022:

•	Net operating revenue was $550.2 million, an increase of 28%.
•	Earnings from operations were $64.0 million, a decrease of (5%).
•	Net loss attributable to Century Casinos, Inc. shareholders was ($28.2) million, a change of (454%), and basic loss per share was ($0.93).
•	Adjusted EBITDAR** was $114.0 million, an increase of 10%.

“2023 was a transitional year for Century. We completed two major acquisitions to expand our US portfolio to seven casinos. We continued our large construction projects in Missouri, which remain on time and on budget to open in early April for the Cape Girardeau hotel and late 2024 for the Caruthersville casino and hotel,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “Unanticipated licensing delays that resulted in closures of three of our casinos in Poland in the fourth quarter caused earnings from operations in Poland to decrease compared to 2022. We have been awarded all three licenses, we reopened one casino in February 2024 and anticipate reopening the second casino this month and the final casino in a new location in the third quarter of 2024. We are excited to look forward to 2025, when our newly acquired casinos are fully integrated into the company and to what we anticipate will be our first year since 2022 with no significant construction or renovation disruptions at our properties,” Messrs. Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR is a Non-US GAAP financial measure. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

RESULTS

The consolidated results for the three months and years ended December 31, 2023 and 2022 are as follows:

	For the three months			For the year
Amounts in thousands, except per share data	ended December 31,		%	ended December 31,		%
Consolidated Results:	2023	2022	Change	2023	2022	Change
Net Operating Revenue	$143,760	$103,754	39%	$550,206	$430,529	28%
Earnings from Operations	12,551	13,757	(9%)	64,046	67,612	(5%)
Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders	$(10,821)	$(4,042)	(168%)	$(28,198)	$7,976	(454%)

Adjusted EBITDAR**	$25,358	$21,666	17%	$114,047	$103,340	10%

Net (Loss) Earnings Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$(0.36)	$(0.14)	(157%)	$(0.93)	$0.27	(444%)
Diluted	$(0.36)	$(0.14)	(157%)	$(0.93)	$0.25	(472%)

results by Reportable Segment*

The Company’s net operating revenue increased by $40.0 million, or 39%, and by $119.7 million, or 28%, for the three months and year ended December 31, 2023,  compared to the three months and year ended December 31, 2022.  Following is a summary of the changes in net operating revenue by reportable segment for the three months and year ended December 31, 2023,  compared to the three months and year ended December 31, 2022:

	Net Operating Revenue
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2023	2022	Change	Change	2023	2022	Change	Change
United States	$102,957	$62,311	$40,646	65%	$380,591	$268,582	$112,009	42%
Canada	19,187	16,467	2,720	17%	75,449	71,572	3,877	5%
Poland	21,616	24,904	(3,288)	(13%)	94,105	90,169	3,936	4%
Corporate and Other	—	72	(72)	(100%)	61	206	(145)	(70%)
Consolidated	$143,760	$103,754	$40,006	39%	$550,206	$430,529	$119,677	28%

2/10

The Company’s earnings from operations decreased by ($1.2) million, or (9%), and by ($3.6) million, or (5%), for the three months and year ended December 31, 2023,  compared to the three months and year ended December 31, 2022.  Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months and year ended December 31, 2023,  compared to the three months and year ended December 31, 2022:

	Earnings (Loss) from Operations
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2023	2022	Change	Change	2023	2022	Change	Change
United States	$12,386	$11,401	$985	9%	$63,998	$60,884	$3,114	5%
Canada	4,344	2,621	1,723	66%	15,074	11,461	3,613	32%
Poland	413	2,536	(2,123)	(84%)	5,549	9,205	(3,656)	(40%)
Corporate and Other	(4,592)	(2,801)	(1,791)	(64%)	(20,575)	(13,938)	(6,637)	(48%)
Consolidated	$12,551	$13,757	$(1,206)	(9%)	$64,046	$67,612	$(3,566)	(5%)

Net earnings attributable to Century Casinos, Inc. shareholders decreased by ($6.8) million, or (168%), and by ($36.2) million, or (454%), for the three months and year ended December 31, 2023,  compared to the three months and year ended December 31, 2022.  Following is a summary of the changes in net (loss) earnings attributable to Century Casinos, Inc. shareholders by reportable segment for the three months and year ended December 31, 2023,  compared to the three months and year ended December 31, 2022:

	Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2023	2022	Change	Change	2023	2022	Change	Change
United States	$483	$3,355	$(2,872)	(86%)	$18,036	$24,759	$(6,723)	(27%)
Canada	6,087	1,274	4,813	378%	8,626	6,070	2,556	42%
Poland	385	1,526	(1,141)	(75%)	3,446	5,811	(2,365)	(41%)
Corporate and Other	(17,776)	(10,197)	(7,579)	(74%)	(58,306)	(28,664)	(29,642)	(103%)
Consolidated	$(10,821)	$(4,042)	$(6,779)	(168%)	$(28,198)	$7,976	$(36,174)	(454%)

Items deducted from or added to earnings from operations to arrive at net (loss) earnings attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests. Increased interest expense negatively impacted net loss attributable to Century Casinos, Inc. shareholders for the 2023 periods. For the year ended December 31, 2023, interest expense increased $13.0 million due to additional properties added to the Company’s triple net master lease with subsidiaries of VICI Properties Inc.(the “Master Lease”), approximately $14.6 million due to increased borrowings under our Goldman Credit Agreement in April 2022 in connection with the Nugget Acquisition that was outstanding throughout 2023, increased interest rates on the term loan and borrowing on the revolving facility under our Goldman Credit Agreement, and $7.3 million related to the Century Downs Racetrack and Casino (“CDR”) land lease debt extinguishment in connection with the sale of the real estate assets of the Company’s Canada properties.

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Adjusted EBITDAR** increased by $3.7 million, or 17%, and by $10.7 million, or 10%, for the three months and year ended December 31, 2023 compared to the three months and year ended December 31, 2022.  Following is a summary of the changes in Adjusted EBITDAR** by reportable segment for the three months and year ended December 31, 2023 compared to the three months and year ended December 31, 2022:

	Adjusted EBITDAR**
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2023	2022	Change	Change	2023	2022	Change	Change
United States	$22,109	$16,365	$5,744	35%	$98,190	$80,297	$17,893	22%
Canada	5,617	3,748	1,869	50%	20,003	18,396	1,607	9%
Poland	952	3,195	(2,243)	(70%)	8,062	11,874	(3,812)	(32%)
Corporate and Other	(3,320)	(1,642)	(1,678)	(102%)	(12,208)	(7,227)	(4,981)	(69%)
Consolidated	$25,358	$21,666	$3,692	17%	$114,047	$103,340	$10,707	10%

Balance Sheet and Liquidity

As of December 31, 2023, the Company had $171.3 million in cash and cash equivalents compared to $101.8 million in cash and cash equivalents at December 31, 2022.  As of December 31, 2023, the Company had $346.8 million in outstanding debt compared to  $366.4 million in outstanding debt at December 31, 2022.  The outstanding debt as of December 31, 2023 included $343.9 million related to a term loan under the Company’s credit agreement with Goldman Sachs Bank USA (“Goldman”) and $3.0 million of bank debt related to Century Resorts Management GmbH (“CRM”). The Company also has a $658.0 million long-term financing obligation under the Master Lease.

Conference Call Information

Today the Company will post a copy of its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2023 on its website at www.cnty.com/investor/financials/sec-filings/.

The Company will host its fourth quarter 2023 earnings conference call today, Thursday,  March 14, 2024 at 8:00 am MDT. U.S. domestic participants should dial 1-800-343-5172. For all international participants, please use  203-518-9814 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at http://join.eventcastplus.com/eventcastplus/Century-Casinos-Q4-2023-Earnings-Call or obtain a recording of the call on the Company’s website until March 31, 2024 at www.cnty.com/investor/financials/sec-filings/.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of (Loss) Earnings

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands, except for per share information	2023	2022	2023	2022
Operating revenue:
Net operating revenue	$143,760	$103,754	$550,206	$430,529
Operating costs and expenses:
Total operating costs and expenses	131,209	91,111	487,281	366,166
Earnings from equity investment	—	1,114	1,121	3,249
Earnings from operations	12,551	13,757	64,046	67,612
Non-operating (expense) income, net	(24,963)	(16,388)	(87,878)	(61,602)
(Loss) earnings before income taxes	(12,412)	(2,631)	(23,832)	6,010
Income tax benefit (expense)	3,994	(470)	5,343	7,660
Net (loss) earnings	(8,418)	(3,101)	(18,489)	13,670
Net earnings attributable to non-controlling interests	(2,403)	(941)	(9,709)	(5,694)
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(10,821)	$(4,042)	$(28,198)	$7,976

Net (loss) earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.36)	$(0.14)	$(0.93)	$0.27
Diluted	$(0.36)	$(0.14)	$(0.93)	$0.25

Weighted average common shares
Basic	30,360	29,866	30,274	29,809
Diluted	30,360	29,866	30,274	31,480

Condensed Consolidated Balance Sheets
	December 31,	December 31,
Amounts in thousands	2023	2022
Assets
Current assets	$207,017	$228,019
Property and equipment, net	913,561	464,650
Other assets	239,084	192,298
Total assets	$1,359,662	$884,967

Liabilities and Equity
Current liabilities	$93,619	$65,413
Non-current liabilities	1,051,602	665,355
Century Casinos, Inc. shareholders' equity	121,392	144,028
Non-controlling interests	93,049	10,171
Total liabilities and equity	$1,359,662	$884,967

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2023
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$483	$6,087	$385	$(17,776)	$(10,821)
Interest expense (income), net (1)	11,653	1,747	(60)	11,369	24,709
Income tax (benefit) expense	(1,471)	(3,962)	135	1,304	(3,994)
Depreciation and amortization	9,675	1,214	534	57	11,480
Net earnings attributable to non-controlling interests	1,721	491	192	—	2,404
Non-cash stock-based compensation	—	—	—	864	864
Loss (gain) on foreign currency transactions, cost recovery income and other (2)	1	35	(239)	444	241
Loss on disposition of fixed assets	47	5	5	108	165
Acquisition costs	—	—	—	310	310
Adjusted EBITDAR	$22,109	$5,617	$952	$(3,320)	$25,358

(1)	See “Reconciliation of Interest Expense (Income), Net” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.
(2)	Included in the Canada segment is $0.1 million gain related to an earn out payment from the sale of casino operations in Calgary in 2020.

	For the three months ended December 31, 2022
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$3,355	$1,274	$1,526	$(10,197)	$(4,042)
Interest expense (income), net (1)	7,221	547	(100)	9,373	17,041
Income tax expense (benefit)	826	636	788	(1,780)	470
Depreciation and amortization	4,946	1,123	627	63	6,759
Net earnings attributable to non-controlling interests	—	178	763	—	941
Non-cash stock-based compensation	—	—	—	697	697
Gain on foreign currency transactions and cost recovery income	(1)	(14)	(441)	(197)	(653)
Loss on disposition of fixed assets	18	4	32	—	54
Acquisition costs	—	—	—	399	399
Adjusted EBITDAR	$16,365	$3,748	$3,195	$(1,642)	$21,666

(1)	See “Reconciliation of Interest Expense (Income), Net” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the year ended December 31, 2023
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$18,036	$8,626	$3,446	$(58,306)	$(28,198)
Interest expense (income), net (1)	38,024	11,527	(345)	42,605	91,811
Income tax expense (benefit)	2,654	(4,256)	1,534	(5,275)	(5,343)
Depreciation and amortization	33,739	4,590	2,482	232	41,043
Net earnings attributable to non-controlling interests	5,284	2,701	1,724	—	9,709
Non-cash stock-based compensation	—	—	—	3,610	3,610
(Gain) loss on foreign currency transactions, cost recovery income and other (2)	(84)	(3,195)	(810)	401	(3,688)
Loss on disposition of fixed assets	537	10	31	113	691
Acquisition costs	—	—	—	4,412	4,412
Adjusted EBITDAR	$98,190	$20,003	$8,062	$(12,208)	$114,047

(1)	See “Reconciliation of Interest Expense (Income), Net” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.
(2)	Included in the Canada segment is $1.7 million gain related to the earn out payment from the sale of casino operations in Calgary in 2020 and $3.5 million cost recovery income for CDR.

	For the year ended December 31, 2022
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$24,759	$6,070	$5,811	$(28,664)	$7,976
Interest expense (income), net (1)	28,531	2,281	(686)	34,854	64,980
Income tax expense (benefit)	7,595	2,354	2,326	(19,935)	(7,660)
Depreciation and amortization	19,364	4,754	2,606	385	27,109
Net earnings attributable to non-controlling interests	—	2,787	2,907	—	5,694
Non-cash stock-based compensation	—	—	—	3,335	3,335
(Gain) loss on foreign currency transactions, cost recovery income and other (2)	(1)	123	(1,153)	(205)	(1,236)
Loss (gain) on disposition of fixed assets	49	27	63	(121)	18
Acquisition costs	—	—	—	3,124	3,124
Adjusted EBITDAR	$80,297	$18,396	$11,874	$(7,227)	$103,340

(1)	See “Reconciliation of Interest Expense (Income), Net” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.
(2)

Loss of $2.2 million related to the sale of the land and building in Calgary in February 2022 is included in the Canada segment. The loss from the sale was offset by $1.9 million cost recovery income for CDR.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDAR Margins ***

	For the three months		For the year
	ended December 31,		ended December 31,
	2023	2022	2023	2022
United States	22%	26%	26%	30%
Canada	29%	23%	27%	26%
Poland	4%	13%	9%	13%
Corporate and Other	NM (1)	NM	NM	NM
Consolidated	18%	21%	21%	24%

(1)	Not meaningful.

Reconciliation of Interest Expense (Income), Net

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands	2023	2022	2023	2022
Interest income	$(1,775)	$(152)	$(2,114)	$(851)
Interest expense - Credit Agreements	10,649	8,687	39,703	25,089
Interest expense - VICI Financing Obligation	15,081	7,221	42,426	28,533
Interest expense - CDR Land Lease	—	537	1,450	2,254
Interest expense - Deferred Financing Costs	673	674	2,695	2,412
Interest expense - Misc	81	74	327	239
Interest expense - Other (1)	—	—	7,324	7,304
Interest expense (income), net	$24,709	$17,041	$91,811	$64,980

(1)

Interest expense – Other consists of $7.3 million related to the loss on debt extinguishment related to our CDR land lease in 2023 and $7.3 million of deferred financing costs written off in connection with the prepayment of the $170.0 million term loan issued under a credit agreement with Macquarie Capital in 2022.

Cash Rent Payments

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands	2023	2022	2023	2022
Master Lease	$15,085	$6,539	$40,739	$25,666
CDR land lease	—	507	1,258	2,088
Nugget lease (50%)	2,513	—	6,313	—

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of December 31, 2023:

Reportable Segment	Operating Segment	Reporting Unit
United States	East	Mountaineer Casino, Resort & Races
Rocky Gap Casino, Resort & Golf
	Midwest	Century Casino & Hotel - Central City
Century Casino & Hotel - Cripple Creek
Century Casino Cape Girardeau
Century Casino Caruthersville and The Farmstead
	West	Nugget Casino Resort and Smooth Bourbon, LLC
Canada	Canada (1)	Century Casino & Hotel - Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
Century Downs Racetrack and Casino
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other (2)
Corporate Other (3)

(1)	The Company operated the Century Sports facility through February 10, 2022.
(2)	The Company operated on ship-based casinos through April 16, 2023.
(3)

The Company’s equity interest in Smooth Bourbon, LLC was included in the Corporate Other reporting unit until April 3, 2023, when the Company acquired the Nugget Casino Resort and the Company began consolidating Smooth Bourbon, LLC.

**    We define Adjusted EBITDAR as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income) (including interest expense related to the Company’s triple net lease with VICI (the “Master Lease”)), net, income taxes (benefit), depreciation, amortization, non-controlling interests net earnings (losses) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. The Master Lease is accounted for as a financing obligation. As such, a portion of the periodic payment under the Master Lease is recognized as interest expense with the remainder of the payment impacting the financing obligation using the effective interest method. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDAR reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP.

Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric and is not considered a measure of performance recognized under GAAP. Adjusted EBITDAR is an additional metric used by analysts in valuing gaming companies subject to triple net leases such as our Master Lease since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) financial analysts refer to Adjusted EBITDAR when valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate, and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate.

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Adjusted EBITDAR should not be construed as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, the most directly comparable GAAP measure, as indicators of our performance. In addition, Adjusted EBITDAR as used by us may not be defined in the same manner as other companies in our industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies. Consolidated Adjusted EBITDAR should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, because it excludes the rent expense associated with our Master Lease and several other items.

*** The Company defines Adjusted EBITDAR margins as Adjusted EBITDAR divided by net operating revenue. Adjusted EBITDAR margins are a non-US GAAP measure. Management uses these margins as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. In the United States the Company operates the following operating segments: (i) in the East, the Mountaineer Casino, Resort & Races in New Cumberland, West Virginia and Rocky Gap Casino, Resort & Golf in Flintstone, Maryland; (ii) in the Midwest, the Century Casinos in Cape Girardeau and Caruthersville, Missouri, and Century Casino & Hotels in Cripple Creek and Central City, Colorado; and (iii) in the West, the Nugget Casino Resort, in Reno/Sparks, Nevada. In Alberta, Canada the Company operates Century Casino & Hotel in Edmonton, the Century Casino in St. Albert, Century Mile Racetrack and Casino in Edmonton and Century Downs Racetrack and Casino in Calgary. In Poland, the Company holds eight casino licenses and currently operates six casinos through its subsidiary Casinos Poland Ltd. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding projects in development and other opportunities, including our Missouri construction projects, reopening our Poland casinos, our credit agreement with Goldman and obligations under our Master Lease and our ability to repay our debt and other obligations, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company including expectations regarding 2024, 2025 and later results. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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